EXHIBIT 10.139

MICRON TECHNOLOGY, INC.

1989 EMPLOYEE STOCK PURCHASE PLAN

                The following constitute the provisions of the 1989 Employee Stock Purchase Plan of Micron Technology, Inc.:

                1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                2.             Definitions.

                                (a)           “Board” shall mean the Board of Directors of the Company.

                                (b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

                                (c)           “Committee” shall mean the committee of the Board appointed by the Board to administer the Plan, if any is appointed.

                                (d)           “Common Stock” shall mean the Common Stock, $.10 par value, of the Company.

                                (e)           “Company” shall mean Micron Technology, Inc., a Delaware corporation.

                                (f)            “Compensation” with respect to any Employee means such Employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or its designated subsidiaries to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses).

                Compensation shall exclude (a)(1) contributions made by the employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (2) employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the Employee’s gross income); (e) reimbursements or other expense allowances; (f) fringe benefits (cash and noncash); (g) moving expenses; and (h) welfare benefits.

                                (g)           “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                                (h)           “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                                (i)            “Employee” shall mean any person, including an officer, who is continuously employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                                (j)            “Enrollment Date” shall mean the first day of each Offering Period.

                                (k)           “Exercise Date” shall mean the last Trading Day of each Offering Period of the Plan.

                                (l)            “Offering Period” shall mean a period of three (3) months during which an option granted pursuant to the Plan may be exercised.

                                (m)          “Plan” shall mean this Employee Stock Purchase Plan.

                                (n)           “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                                (o)           “Trading Day” shall mean a day on which the national stock exchanges and Nasdaq system are open for trading.

                3.             Eligibility.

                                (a)           Any Employee as defined in paragraph 2 who has been continuously employed by the Company or any subsidiary of the Company for at least one (1) consecutive month and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                                (b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                                (c)           All Employees who participate in the Plan shall have the same rights and privileges, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that Employees participating in any sub-plan adopted pursuant to Section 14(c) that is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Code Section 423 plan.

                4.             Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1, April 1, July 1, and October 1 of each year commencing on or about January 1, 1989 or, in the discretion of the committee, April 1, 1989, and continuing thereafter until terminated in accordance with paragraph 20 hereof.  Subject to the shareholder approval requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

                5.             Participation.

                                (a)           An eligible Employee may become a participant in the Plan by completing a Company approved enrollment form authorizing payroll deductions and filing it with the Company’s Global Stock Plans Department at least ten (10) business days prior to the applicable Enrollment Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

                                (b)           Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

                6.             Payroll Deductions.

                                (a)           At the time a participant files his subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not greater than twenty percent (20%) of the Compensation which he or she received on the payday immediately preceding the Enrollment Date, and the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of his or her aggregate Compensation during said Offering Period.

                                (b)           All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

                                (c)           A participant may discontinue his or her participation in the Plan as provided in paragraph 11, but may not otherwise change, their rate of payroll deductions during the Offering Period.  A participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

                                (d)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

                7.             Grant of Option.

                                (a)           On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof.  Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period.  Fair market value or a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

                                (b)           The option price per share of the shares offered in a given Offering Period shall be the lower of:  (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date.  The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however that where there is a public market for the Common Stock, the fair market value per share shall be the closing price for the Company’s Common Stock (or the closing bid, if no sales were reported) as quoted on any established stock exchange, including without limitation the New York Stock Exchange (“NYSE”), or a national market system (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported by Bloomberg, L.P. or such other source as the Administrator deems reliable.

                8.             Exercise of Option.  Unless a participant withdraws from the Plan as provided in paragraph 11, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his account.  The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date.  During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by such participant.

                9.             Paragraph Intentionally Left Blank.

                10.           Delivery.  Following the Exercise Date of each Offering Period, unless a participant requests the issuance of a certificate representing the participant’s shares, the Company shall as soon as practicable record the participant’s full shares in book entry form.  Upon request from a participant, the Company shall arrange for the delivery to the participant of a certificate representing the full shares purchased.  Any cash remaining to the credit of a participant’s account under the Plan after a purchase by the participant of shares at the termination of each Offering Period, which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant or retained in the participant’s account for the subsequent Offering Period, as determined by the Company as to all participants for a given Offering Period.

                11.           Withdrawal; Termination of Employment.

                                (a)           A participant may withdraw all but not less than all the payroll deductions credited to such participant’s account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company.  All of the participant’s payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal and the participant’s option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.  If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement as described in Section 5(a).

                                (b)           Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to such participant’s account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 15, and such participant’s option will be automatically terminated.

                                (c)           In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and the option terminated.

                                (d)           A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

                12.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

                13.           Stock.

                                (a)           The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 20,500,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19.  If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                                (b)           The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

                                (c)           Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

                14.           Administration.  The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board.  The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants.  Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                                (a)           Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                                (b)           If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

                                (c)           The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.  With respect to any Designated Subsidiary that employs participants who reside outside of the United States and notwithstanding anything herein to the contrary, the Board or the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan.  The Board or the Committee may, where appropriate, establish one or more sub-plans applicable to particular Designated Subsidiaries or locations to reflect such amended or varied provisions and which sub-plans may be designed to be outside the scope of Code Section 423.  The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

                15.           Designation of Beneficiary.

                                (a)           A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.

                                (b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                16.           Transferability of Rights.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

                17.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                18.           Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees; on no less than an annual basis, promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

                19.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of all or substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Board or the Committee, (i) each outstanding option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a new Exercise Date, which shall be on or before the date of the proposed transaction.  If the Committee sets a new Exercise Date, the Company shall notify each participant, at least ten (10) business days prior to the new Exercise Date, that the original Exercise Date has been changed to the new Exercise Date and that the participant’s option shall be exercised automatically on the new Exercise Date, unless the participant has withdrawn from the Offering Period, as provided in Section 11(a) hereof, prior to the new Exercise Date.

                The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

                20.           Amendment or Termination.  The Board of Directors of the Company may at any time terminate or amend the Plan.  Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

                                (a)           Increase the number of shares that may be issued under the Plan;

                                (b)           Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

                                (c)           Materially increase the benefits which may accrue to participants under the Plan.

                                (d)           In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan by means of the following to reduce or eliminate such unfavorable accounting consequence including, but not limited to:

                                                (i)            altering the option price per share for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price including an alteration of the option price under paragraph 7(b) to 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date (without a lookback to the fair market value on the Enrollment Date); and

                                                (ii)           shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action.

                Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

                21.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

                22.           Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted.  If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present or represented and entitled to vote thereon, which approval shall be:

                                (a)           (1) solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

                                (b)           obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

                                In the case of approval by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company, or by written consent of a smaller percentage of shareholders but only if the Board determines, on the basis of advice of the Company’s legal counsel, that the written consent of such a smaller percentage of shareholders will comply with all applicable laws and will not adversely affect the qualifications of the Plan under Section 423 of the Code.

                23.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                                As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                24.           Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22.  It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 20.